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                    M. H. Meyerson & Co., Inc.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:

Six months ended July 31, 1999


5,090,335 shares from February 1 to February 4      4 days       20,361,340
5,340,335 shares from February 5 to February 10     6 days       32,042,010
5,490,335 shares from February 11 to February 23   13 days       71,374,355
5,510,335 shares from February 24 to February 24    1 day         5,510,335
5,525,335 shares from February 25 to March 30      34 days      187,861,390
5,527,335 shares from March 31 to April 7           8 days       44,218,680
5,532,335 shares from April 8 to April 11           4 days       22,129,340
6,032,335 shares from April 12 to May 17           36 days      217,164,060
6,037,335 shares from May 18 to May 26              9 days       54,336,015
6,042,335 shares from May 27 to May 27              1 day         6,042,335
6,043,335 shares from May 28 to May 31              4 days       24,173,340
6,204,815 shares from June 1 to June 3              3 days       18,614,445
6,209,815 shares from June 4 to June 16            13 days       80,727,595
6,214,815 shares from June 17 to June 22            6 days       37,288,890
6,219,815 shares from June 23 to July 21           29 days      180,374,635
6,221,815 shares from July 22 to July 31           10 days       62,218,150
                                                  181 days    1,064,436,915

1,064,436,915 shares divided by 181 days=5,880,867 average shares outstanding.

Equivalent shares using modified treasury stock method:

Shares assumed sold:
                              131,000        1             131,000
                              114,091        1.1           125,500
                               20,000        1.375          27,500
                               45,000        1.96875        88,594
                               12,500        2.0625         25,781
                              159,429        2.1875        348,751
                              715,000        2.25        1,608,750
                               12,500        2.5            31,250
                               10,000        3.5            35,000
Shares assumed bought:       (490,557)       4.9375     (2,422,126)
Total:                        728,963                            0

Total weighted average outstanding shares: 6,609,830
$2,103,404 / 6,609,830 = $0.32 earnings per diluted share.

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Six months ended July 31, 2000


6,507,815 shares from February 1 to February 17    17 days      110,632,855
6,517,815 shares from February 18 to March 16      28 days      182,498,820
6,527,815 shares from March 17 to April 4          19 days      124,028,485
6,547,815 shares from April 5 to April 12           8 day        52,382,520
6,552,815 shares from April 13 to April 25         13 days       85,186,595
6,565,315 shares from April 26 to April 30          5 days       32,826,575
6,565,315 shares from May 1 to May 22              22 days      144,436,930
6,570,315 shares from May 23 to May 31              9 days       59,132,835
6,590,315 shares from June 1 to June 1              1 days        6,590,315
6,595,315 shares from June 2 to June 29            28 day       184,668,820
6,582,315 shares from June 30 to July 31           32 days      210,634,080
                                                  182 days    1,193,018,830

1,193,018,830 shares divided by 182 days=6,555,049 average shares outstanding.

Equivalent shares using modified treasury stock method:

Shares assumed sold:
                              114,091        1.1           125,500
                               15,000        1.96875        29,531
                              159,429        2.1875        348,751
                              582,500        2.25        1,310,625
                               10,000        2.4375         24,375
                               25,000        2.5            62,500
Shares assumed bought:       (390,007)                  (1,901,282)
Total:                        516,013                            0

Total weighted average outstanding shares: 7,071,062
$3,720,478 / 7,071,062 = $0.53 earnings per diluted share.